EXHIBIT 10.9.2
                                                                  --------------


THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.


                              INyX PHARMA, LIMITED.

                6% CONVERTIBLE PROMISSORY NOTE DUE March 6, 2007

GBP2,500,000                                                       March 6, 2003


      INyX PHARMA, LTD., a company organized under the laws of England and Wales (the "Maker"), for value received, hereby promises to pay to STIEFEL LABORATORIES, INC., a New York corporation (the "Holder"), or its permitted assigns, in accordance with the terms and conditions of this Convertible Promissory Note (the "Note") the aggregate principal amount of TWO MILLION FIVE HUNDRED THOUSAND POUNDS STERLING (GBP2,500,000.00) (the "Principal Amount"), plus interest (computed on the basis of a 360 day year) on the Principal Amount from time to time remaining unpaid hereon at the rate of SIX PERCENT (6%) per annum from the date hereof until the entire Principal Amount hereof and all interest accrued thereon is paid (or converted as provided in Section 2 hereof). The Principal Amount hereof and interest hereon shall be payable in Pounds Sterling to the following account of the Holder in Miami, Florida: Bank of America NA, London, Swift BOFAGB22, Sort code 16-50-50, Acct name: Bank of America N.A. U.S. FX Operations, Acct number: 600890661010, FFC Stiefel Laboratories, or at such other location as the Holder may notify the Maker from time to time.

      1. Principal and Interest. The Principal Amount shall be due and payable on March 6, 2007 (the "Maturity Date"). Interest shall be paid annually, beginning March 6, 2004, and continuing on the same day of each year thereafter until the outstanding Principal Amount of this Note has been paid in full to the Holder. All principal, interest, fees and expenses not otherwise paid in accordance with the terms of this Note shall become due and payable on the Maturity Date.

      2. Conversion.

            (a) General. This Note may be converted, in whole but not in part, by the Holder into Equity Securities (as such term is defined below) (the "Conversion Shares") in accordance with the terms of this Section 2. For purposes of this Note, the amount of Equity Securities which this Note may be converted into shall be equal to twenty percent (20%) (as may be adjusted from time to time pursuant to Section 2(c) to reflect any reductions in the Principal Amount, the "Conversion Multiple") of the Diluted Shares in the Maker (the

"Conversion Amount"). For purposes of this Note, "Diluted Shares" means on the Conversion Date (as such term is defined below), the then total issued and outstanding Equity Securities plus such number of Equity Securities equal to that number which would be issued and outstanding following the exercise of all Conversion Rights if such Conversion Rights had been exercised immediately before that date. For the purposes of this Note, the term "Conversion Rights" means all outstanding rights from time to time requiring the Maker to issue Equity Securities or convert securities, including, without limitation, exercisable options, warrants, purchase rights and convertible securities, into Equity Securities (including with respect to this Note). For purposes of this Note, the term "Equity Securities" means all shares of all classes of capital stock of the Maker, including, without limitation, (i) the Maker's ordinary shares, with a par value of GBP 0.001 per share, and (ii) any preferred stock of the Maker, that are issued and outstanding from time to time.

            (b) Optional Conversion. The Holder shall have the right, at any time after the date of issuance of this Note, at such Holder's option, to convert the then outstanding Principal Amount and interest accrued on the Note into the corresponding Conversion Shares in the Maker. In the event that, at the time of the conversion of this Note by the Holder, the Maker has more than one class of Equity Securities, the Holder shall have the option of selecting which classes of Equity Securities of the Maker into which this Note may be converted.

            (c) Calculation of Conversion Multiple/Conversion Amount.

                  (i) Conversion Multiple. The Conversion Multiple may be adjusted in order to reflect any reductions in the Principal Amount. The Conversion Multiple shall be calculated as follows and expressed as a percentage: the balance of the Principal Amount, plus any unpaid interest accrued thereon, which is outstanding at the time the Holder elects to convert this Note, shall be divided by the Principal Amount, which quotient shall be multiplied by twenty percent (20%). The resulting product shall be the then applicable Conversion Multiple. The Conversion Multiple shall be rounded to the nearest one-hundredth of a decimal point.

                  (ii) Adjusted Conversion Amount. The Conversion Amount shall be equal to the product of the Diluted Shares and the applicable Conversion Multiple.

                  (iii) Par Value. For the avoidance of doubt, no Conversion Shares shall be issued at a discount of its par value. If the Maker would otherwise be obliged to issue shares pursuant to this Section 2 at a subscription price per share less than the par value of those shares, the Conversion Amount shall be reduced so that the aggregate par value of all of the shares comprised in the Conversion Amount equals the principal and interest due under the Note on the Conversion Date.

            (d) Mechanics of Conversion. Before the Holder converts any of the Principal Amount hereof or accrued interest hereon into Conversion Shares, the Holder shall give written notice to the Maker of its election to convert the Note (including any unpaid interest) into the Conversion Amount (the "Conversion Notice"). The Conversion Notice shall state (i) the then outstanding Principal Amount, with the interest accrued thereon, and (ii) the name of the Holder or the name(s) of the nominee(s) of the Holder, and their respective addresses to


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


whom the Conversion Shares shall be issued. The date when such written notice is received by the Maker shall be the "Conversion Date." Upon receipt of the Conversion Notice, the Maker shall have ten (10) Business Days to provide the Holder with a complete and detailed report of its existing capitalization, including, without limitation, a list of the Diluted Shares (the "Capitalization Report"). Upon receipt of the Capitalization Report, the Holder shall have fifteen (15) Business Days to provide the Maker with a detailed calculation of the Conversion Amount, identifying the class of Equity Securities into which the Holder has elected to convert the Note (the "Conversion Amount Notification"). As promptly as practicable after the Conversion Amount Notification, the Maker shall cause to be issued and delivered to the Holder, or on its written order, such certificate or certificates for the Conversion Shares issuable upon the conversion of the Note in accordance with the provisions of this Section 2. On the Conversion Date and upon the entry of the Holder's name in the Maker's register of members, the rights of the Holder as holder of the Note shall cease and the Maker shall have no further obligations under this Note, except to the extent required to give effect to this Section 2. Following any conversion as provided herein, the Note shall be cancelled and surrendered by the Holder to the Maker. For purposes of this Note, the term "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day of the year on which banks are authorized or required by law or other governmental action to close in either Miami, Florida or London, England.

         (e) Capital Reorganization or Reclassification. As of the date hereof, the total issued and outstanding capital stock of the Maker is 1,000,000 ordinary shares, with a par value of GBP 0.001 per share, and the additional unissued authorized share capital is 250,000 ordinary shares, with a par value of GBP 0.001 per share. If the Equity Securities issuable upon the conversion of the Note shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a merger, consolidation or sale of all or substantially all of the Maker's capital stock or assets to any other entity or person), then and in each such event the Holder shall have the right thereafter to convert the Note into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Equity Securities into which the Note might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

            (f) Merger, Consolidation or Sale of Assets. If at any time or from time to time there shall be a merger or consolidation of the Maker with or into another corporation or entity, or the sale of all or substantially all of the Maker's capital stock or assets to any other entity or person, then, as a part of such reorganization, merger or consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon conversion of the Note the number of shares of stock or other securities or property of the Maker, or of the successor corporation or entity resulting from such merger or consolidation, to which the Holder would have been entitled if the Holder had converted the Note immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 to the end that the provisions of this Section 2 shall be applicable after that event in as nearly equivalent a manner as may be practicable.


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



            (g) Reservation. The Maker shall at all times reserve and keep available out of its authorized but unissued share capital, such number of Equity Securities as shall from time to time be sufficient to effect the conversion of this Note. The Company shall not take any steps in relation to its share capital so as to adversely affect the maintenance of sufficient authorized but unissued capital to implement the issuance of the Conversion Shares. The Company further agrees that it shall not take any action that prevents it from being able to perform its obligations under this Note.

            (h) Payment of Taxes. The Maker will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Equity Securities on conversion of this Note.

            (i) Financial Reporting. During the life of the Note, the Maker shall provide to the Holder copies of any financial reports otherwise made available to the Maker's shareholders, and any financial reports reasonably requested by the Holder.

            (j) Option Agreement. Prior to the execution and delivery of the Note, Maker shall have executed and delivered that certain Option Agreement, dated the date hereof, by and between the Maker and the Holder (the "Option Agreement"), which provides for certain anti-dilution protections for the Holder upon the conversion of the Note into Equity Securities.

      3. Events of Default. The Maker agrees that the occurrence of any one or more of the following events shall constitute an "Event of Default" under this
Note: (i) the failure or refusal of the Maker to pay any sum as required under this Note within three (3) Business Days after such sum is due; (ii) the failure of Maker to observe or perform (A) any covenant, agreement or obligation contained in this Note or (B) in any material respect, any representation or warranty contained in this Note; (iii) the breach by the Maker, in any material respect, of any covenant, agreement, warranty, representation, or obligation of the Maker under that certain Manufacturing and Supply Agreement, by and between the Maker and the Holder, dated March 6, 2003 (the "Supply Agreement") not cured within 60 days after written notice of the breach (as provided in Section 10.2 thereof); (iv) the termination of the Supply Agreement, other than a termination caused by the breach or insolvency of the Holder, or a termination of the Supply Agreement by the Holder without cause; (v) the Maker makes an assignment for the benefit of creditors, files a petition in bankruptcy, applies to or petitions any tribunal for the appointment of a custodian, receiver, intervenor or trustee for the Maker or a substantial part of the Maker's assets; or if the Maker commences any proceeding under any bankruptcy, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if any such petition or application is filed or proceeding commenced against the Maker or if any such custodian, receiver, intervenor or trustee shall have been appointed and the same shall have not been dismissed within thirty (30) days after such filing commencement or appointment; and (vi) the Note, or any provision thereof, shall at any time after its execution and delivery and for any reason whatsoever, ceases to be in full force and effect, valid and enforceable in England or in the State of New York, U.S.A., or the Maker shall at any time fail to agree that the Note and all provisions hereof are in full force and effect, valid and enforceable both in England and the State of New York, U.S.A..


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



      In the event of an Event of Default, the Holder of the Note may, so long as such condition exists, declare the entire outstanding principal balance and unpaid accrued interest hereon immediately due and payable.


      4. Default Rate of Interest. At the Holder's sole option the entire unpaid principal balance of the Note shall bear interest until paid at an augmented annual rate (the "Default Rate") from and after the occurrence and during the continuation of any Event of Default, regardless of whether the Holder also elects to accelerate the maturity of the debt evidenced by this Note; provided, however, that after judgment all such sums shall bear interest at the greater of the Default Rate or the rate prescribed by applicable law for judgments. At the Holder's sole option, all interest which accrues at the Default Rate shall be due and payable on the Holder's demand from time to time. The Default Rate shall equal the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum interest rate permitted by applicable law, if any.

      5. Rights and Remedies. The Holder shall be entitled to pursue any and all rights and remedies provided by applicable law (including the New York Uniform Commercial Code) and under the terms of this Note, all of which shall be cumulative and may be exercised successively or concurrently. Upon the occurrence and during the continuation of any Event of Default, the Holder at its option may at any time declare any or all other liabilities of the Maker to the Holder immediately due and payable (notwithstanding any contrary provisions thereof) without demand or notice of any kind. In addition, the Holder shall have the right to set-off any and all sums owed to the Maker by the Holder in any capacity (whether or not then due) against the debt evidenced by this Note and/or against any other liabilities of the Maker to the Holder. The Holder's delay in exercising or failure to exercise any rights or remedies to which the Holder may be entitled if any Event of Default occurs shall not constitute a waiver of any of the Holder's rights or remedies with respect to that or any subsequent Event of Default, whether of the same or a different nature, nor shall any single or partial exercise of any right or remedy by the Holder preclude any other or further exercise of that or any other right or remedy. No waiver of any right or remedy by the Holder shall be effective unless made in writing and signed by the Holder, nor shall any waiver on one occasion apply to any future occasion, but shall be effective only with respect to the specific occasion addressed in that signed writing.

      6. Use of Proceeds. The Maker represents and warrants that the proceeds of this Note shall be used by the Maker exclusively for its working capital and to satisfy the following working capital costs arising from the acquisition of the assets and business of Miza Pharmaceuticals (UK) Limited ("Miza"): (i)
GBP1,300,000 for the acquisition of Miza's inventory , (ii) GBP500,000 for insurance costs; and (iii) GBP900,000 for the acquisition of components.

      7. Right of First Refusal.

            (a) If at any time the Maker has obtained a proposal for additional debt financing ("Additional Financing") from a third party including any shareholder of the Maker (a "Third Party Lender"), the Maker shall deliver a written offer (the "Offer") to the Holder offering the Holder the opportunity to provide such Additional Financing to the Maker on the same terms and conditions offered by the Third Party Lender (the "Holder's Right of First Refusal"). The


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


Offer shall provide either (i) a copy of the proposal submitted by the Third Party Lender for the subject Additional Financing or (ii) a detailed description of the Third Party Lender's proposal setting forth the terms and conditions of the Additional Financing. Notwithstanding the foregoing, if the Maker seeks to obtain short term financing that (i) does not exceed a thirty (30) day term,
(ii) is provided by any of the Maker's shareholders, (iii) is on an unsecured basis, (iv) does not include any conversion, equity or other similar rights, and
(v) is for an aggregate principal amount not to exceed GBP300,000 at any time, then such financing shall not be subject to the Holder's Right of First Refusal hereunder.

            (b) If the Holder desires to provide the Additional Financing described in the Offer, it shall communicate in writing its election to do so (the "Acceptance Notice") to the Maker no later than thirty (30) days after the date that the Offer was received by the Holder. Such Acceptance Notice shall state that the Holder desires to provide the Additional Financing within sixty
(60) days of the date of the Maker's receipt of the Acceptance Notice and shall provide a date, time and location for the closing of the Additional Financing. If the Holder does not communicate to the Maker its election to provide the Additional Financing and provide the Acceptance Notice to the Maker within such thirty (30) day period, then the Maker may proceed with securing the Additional Financing from the Third Party Lender on the same terms and conditions set forth in the Offer. In the event that the terms and conditions of the Additional Financing vary in any manner from the terms and conditions set forth in the Offer, then the Holder's Right of First Refusal set forth in Section 7(a) shall be reinstated and shall apply to such varied terms and conditions of the Additional Financing. Additionally, in the event that the Maker shall fail to close the transactions contemplated by the subject Additional Financing, the Holder's Rights of First Refusal shall be reinstated. Regardless of whether the Holder elects to provide a particular Additional Financing, the Holder's Rights of First Refusal shall apply to any and all future Additional Financings.

      8. Legend. The stock certificates representing the shares of Conversion Shares issuable upon conversion of this Note shall bear the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE LAW OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

      9. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions herein will be made pursuant to and in accordance with Article 14 of the Supply Agreement.

      10. Prepayment. This Note may be prepaid by the Maker, in whole or in part, without incurring any prepayment penalty. Payments shall be applied first to the unpaid fees and expenses of the Holder, then to accrued and unpaid interest, with the balance to the Principal Amount.


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



      11. No Transfer. This Note may not be offered, sold, transferred, pledged or otherwise disposed of, in whole or in part, to any person or entity other than to any affiliate of the Holder.

      12. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

      13. Jurisdiction. The Maker irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Florida court or Federal court of the United States of America sitting in Miami-Dade County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and the Maker hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Florida State court or, to the fullest extent permitted by law, in such Federal court. The Maker hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      The Maker irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any Florida State or Federal court sitting in Miami-Dade County. The Maker hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      14. Waiver and Consent. To the fullest extent permitted by law, the Maker hereby: (a) waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Maker liable with respect to the Note; (b) waives any right to immunity from any such action or proceeding and waives any immunity or exemption of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of loans; and (c) waives any right to interpose any set-off or counterclaim or to plead any statute of limitations as a defense in any such action or proceeding, and waives all statutory provisions and requirements for the benefit of the Maker, now or hereafter in force.

      15. Costs, Indemnities and Expenses. The Maker agrees to pay all filing fees and similar charges and all costs incurred by the Holder in collecting or securing or attempting to collect or secure the Note, including attorneys' fees, whether or not involving litigation and/or appellate, administrative or bankruptcy proceedings. The Maker agrees to pay any documentary stamp taxes, intangible taxes or other taxes (except for federal or state income or franchise taxes based on the Lender's net income) which may now or hereafter apply to the Note or any payment made in respect of the Note or any security for the Note, and the Maker agrees to indemnify and hold the Holder harmless from and against any liability, costs, attorneys' fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.


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



      16. Maximum Interest Rate. In no event shall any agreed to or actual exaction charged, reserved or taken as an advance or forbearance by the Holder as consideration for the Note exceed the limits (if any) imposed or provided by the law applicable from time to time to the Note for the use or detention of money or for forbearance in seeking its collection; the Holder hereby waives any right to demand such excess. In the event that the interest provisions of this Note or any exactions provided for in this Note shall result at any time or for any reason in an effective rate of interest that transcends the maximum interest rate permitted by applicable law (if any), then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Holder in excess of those lawfully collectible as interest shall be applied against the principal of the Note immediately upon the Holder's receipt thereof, with the same force and effect as though the payor had specifically designated such extra sums to be so applied to principal and the Holder had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments. During any time that the Note bears interest at the maximum lawful rate (whether by application of this Section, the Default Rate provisions of this Note or otherwise), interest shall be computed on the basis of the actual number of days elapsed and the actual number of days in the respective calendar year.

      17. Waiver of Trial by Jury. each of The Maker and the Holder hereby knowingly and voluntarily waives its right to trial by jury in any litigation based hereon or arising out of or in connection with any transaction contemplated hereby.





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





         IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed as of the date set forth below.



DATED:   March 6, 2003

                                                    INyX PHARMA LIMITED.,


                                                     By:  /s/ Steven Handley
                                                         -----------------------
                                                         Name: Steven Handley
                                                         Title: Director


















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